Exhibit 10.3

EQUITY AGREEMENT

THIS EQUITY AGREEMENT (this "Agreement") dated as of 21 January, 2019 by and between World Capital Holding Ltd ("Seller") and Yufang Thu ("Purchaser"). Seller agrees to transfer 36 million common shares of Nevada Aivtech International Group Co. to buyer. The buyer agrees to continue to pay the fees specified in the listing agreement, 2.    Representations of Seller. Seller hereby represents and warrants to Purchaser that: a. Seller is duly authorized to enter into this Agreement and to perform their obligations hereunder. 3.    Representations of Purchaser. Purchaser hereby represents and warrants to Purchaser is duly authorized to enter into this Agreement and to perform its obligations hereunder. 4.    Governing Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of Delaware.

5.    Counterparts, Facsimile Signatures. This Agreement may be executed in one or more counterparts, each of which shall be considered an original document. This Agreement may be delivered by facsimile, which shall be deemed an original counterpart for all purposes.